Exhibit 99.1

Alto Ingredients, Inc. Reports Fourth Quarter and Full Year 2021 Results

●	Increased Net Sales 128% to $385 Million and Gross Profit 209% to $42 Million in Q4 2021 vs. Q4 2020

●	Improved Net Income Available to Common Stockholders to $35 Million from Net Loss of $21 Million and Adjusted EBITDA 168% to $43 Million in Q4 2021 vs. Q4 2020

●	Grew Net Sales 35% to $1.2 Billion and Gross Profit 28% to $68 Million in 2021 vs. 2020

●	Improved Net Income Available to Common Stockholders to $44 Million and Adjusted EBITDA 15% to $77 Million in 2021 vs. 2020

●	Acquired Specialty Alcohol Distributor, Eagle Alcohol, in January 2022

Sacramento, CA, March 10, 2022 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, reported its fourth quarter and full year 2021 financial results for the year ended December 31, 2021.

“In 2021, by focusing on higher margin, consistent revenue markets, we succeeded in becoming a profitable business with significant, unique opportunities for top- and bottom-line growth,” said Mike Kandris, CEO of Alto Ingredients. “During 2021, we invested in capacity, expanded our protein strategy, optimized assets, and secured valuable certifications. As a result, net sales reached $1.2 billion, up 35% over 2020, reflecting the solid specialty alcohol and essential ingredients business throughout the year and exceptional renewable fuel margins in the fourth quarter of 2021. In January 2022, we completed a downstream integration by acquiring a small-package distributor, Eagle Alcohol. Eagle fits perfectly into our strategic roadmap as we continue to raise the quality of our production to the highest grades of grain neutral spirits by further enhancing our distillation process, optimizing our production capabilities and integrating Eagle’s strong distribution and sales services. Also, Eagle further diversifies our business with less emphasis on revenue related to commodities. Looking ahead, we plan to invest further in key differentiating assets as well as evaluate capital expenditure programs to create long-term stakeholder value.”

Financial Results for the Three Months Ended December 31, 2021 Compared to 2020

●	Net sales were $385.5 million, compared to $168.8 million.

●	Cost of goods sold was $343.4 million, compared to $155.2 million.

●	Gross profit was $42.1 million, compared to $13.6 million.

●	Selling, general and administrative expenses were $9.4 million, compared to $6.7 million.

●	Operating income was $37.3 million, compared to an operating loss of $14.2 million.

●	Net income available to common stockholders was $35.4 million, or $0.49 per diluted share, compared a net loss of $20.5 million, or $0.30 per share.

●	Adjusted EBITDA was $43.4 million, compared to $16.2 million.

●	Cash and cash equivalents were $50.6 million at December 31, 2021, compared to $47.7 million at December 31, 2020.

●	On November 8, 2021, the company announced the sale of its renewable fuel production facility in Stockton, California for $24.0 million in cash.

Financial Results for the Twelve Months Ended December 31, 2021 Compared to 2020

●	Net sales were $1.2 billion, compared to $897.0 million.

●	Cost of goods sold was $1.1 billion, compared to $844.2 million.

●	Gross profit was $67.8 million, compared to $52.9 million.

●	Selling, general and administrative expenses were $29.2 million, compared to $32.0 million.

●	Operating income was $40.1 million, compared to $9.9 million.

●	Net income available to common stockholders was $44.2 million, or $0.61 per diluted share, compared to a net loss of $16.4 million, or $0.28 per share.

●	Adjusted EBITDA was $76.8 million, compared to $66.6 million.

Fourth Quarter 2021 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Thursday, March 10, 2022, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients website at www.altoingredients.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 3612369. If you are unable to participate in the live call, the webcast will be archived for replay on Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Thursday, March 10, 2022, through 8:00 p.m. Eastern Time on Thursday, March 17, 2022. To access the replay, please dial (855) 859-2056. International callers should dial 00-1 (404) 537-3406. The pass code will be 3612369.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Alto Ingredients, Inc. before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, purchase accounting adjustments, fair value adjustments, and depreciation expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning the benefits of the acquisition of Eagle Alcohol; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; and the effects – both positive and negative – of the coronavirus pandemic and its resurgence or abatement. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2021.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net sales	$385,492	$168,818	$1,207,892	$897,023
Cost of goods sold	343,379	155,181	1,140,108	844,164
Gross profit	42,113	13,637	67,784	52,859
Selling, general and administrative expenses	(9,408)	(6,735)	(29,185)	(31,980)
Gain on sale of assets	4,571	3,223	4,571	1,580
Gain on litigation settlement	—	—	—	11,750
Asset impairments	—	(24,356)	(3,100)	(24,356)
Income (loss) from operations	37,276	(14,231)	40,070	9,853
Income from loan forgiveness	—	—	9,860	—
Interest expense, net	(228)	(3,790)	(3,587)	(17,943)
Fair value adjustments	—	(2,462)	—	(9,959)
Other income, net	567	271	1,208	750
Income (loss) before income taxes	37,615	(20,212)	47,551	(17,299)
Provision (benefit) for income taxes	1,469	(17)	1,469	(17)
Consolidated net income (loss)	36,146	(20,195)	46,082	(17,282)
Net loss attributed to noncontrolling interests	—	—	—	2,166
Net income (loss) attributed to Alto Ingredients, Inc.	$36,146	$(20,195)	$46,082	$(15,116)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,268)
Income allocated to participating securities	$(477)	$—	$(600)	$—
Net income (loss) available to common stockholders	$35,350	$(20,514)	$44,217	$(16,384)
Net income (loss) per share, basic	$0.50	$(0.30)	$0.62	$(0.28)
Net income (loss) per share, diluted	$0.49	$(0.30)	$0.61	$(0.28)
Weighted-average shares outstanding, basic	71,387	67,512	71,098	58,609
Weighted-average shares outstanding, diluted	72,222	67,512	72,219	58,609

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
ASSETS	2021	2020
Current Assets:
Cash and cash equivalents	$50,612	$47,667
Restricted cash	11,513	520
Accounts receivable, net	86,888	43,491
Inventories	54,373	37,925
Derivative assets	15,839	17,149
Assets held-for-sale	1,000	58,295
Other current assets	9,301	8,999
Total current assets	229,526	214,046
Property and equipment, net	222,550	229,486
Other Assets:
Right of use operating lease assets, net	13,413	11,046
Notes receivable	11,641	14,337
Other assets	7,823	7,903
Total other assets	32,877	33,286
Total Assets	$484,953	$476,818

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2021	2020
Current Liabilities:
Accounts payable – trade	$23,251	$13,047
Accrued liabilities	21,307	11,101
Current portion – operating leases	3,909	2,180
Current portion – long-term debt	—	25,533
Derivative liabilities	13,582	—
Liabilities held-for-sale	—	19,542
Other current liabilities	7,553	15,524
Total current liabilities	69,602	86,927

Long-term debt, net of current portion	50,361	71,807
Operating leases, net of current portion	9,382	8,715
Other liabilities	10,394	13,134
Total Liabilities	139,739	180,583

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2021 and 2020 Series B: 927 shares issued and outstanding as of December 31, 2021 and 2020	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 72,778 and 72,487 shares issued and outstanding as of December 31, 2021 and 2020, respectively	73	72
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2021 and 2020	—	—
Additional paid-in capital	1,037,205	1,036,638
Accumulated other comprehensive loss	(284)	(3,878)
Accumulated deficit	(691,781)	(736,598)
Total Stockholders’ Equity	345,214	296,235
Total Liabilities and Stockholders’ Equity	$484,953	$476,818

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2021	2020	2021	2020
Net income (loss) attributed to Alto Ingredients, Inc.	$36,146	$(20,195)	$46,082	$(15,116)
Adjustments:
Interest expense	228	3,790	3,587	17,943
Interest income	(177)	(190)	(730)	(768)
Asset impairments	—	24,356	3,100	24,356
Fair value adjustments	—	2,462	—	9,959
Provision (benefit) for income taxes	1,469	(17)	1,469	(17)
Depreciation expense	5,772	6,015	23,292	30,269
Total adjustments	7,292	36,416	30,718	81,742
Adjusted EBITDA	$43,438	$16,221	$76,800	$66,626

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2021	2020	2021	2020
Renewable fuel production gallons sold (in millions)	42.6	33.0	161.1	181.0
Specialty alcohol production gallons sold (in millions)	26.3	16.0	89.5	90.9
Third party renewable fuel gallons sold (in millions)	48.5	51.6	229.0	264.4
Total gallons sold (in millions)	117.4	100.6	479.6	536.3

Total gallons produced (in millions)	69.6	53.0	251.7	262.1
Production capacity utilization	74%	47%	60%	53%

Average sales price per gallon	$3.04	$1.72	$2.46	$1.63
Average CBOT ethanol price per gallon	$2.19	$1.41	$2.11	$1.25

Corn cost – CBOT equivalent	$5.69	$3.79	$5.70	$3.56
Average basis	$0.49	$0.27	$0.52	$0.28
Delivered cost of corn	$6.18	$4.06	$6.22	$3.84

Total essential ingredient tons sold (in thousands)	349.7	270.0	1,236.2	1,447.5
Essential ingredient return % (1)	33.5%	42.6%	33.7%	44.1%

(1)	Essential ingredient revenue as a percentage of delivered cost of corn.

Segment Financials

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2021	2020	2021	2020
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$156,227	$71,854	$498,195	$330,432
Essential ingredient sales	48,865	32,103	189,535	130,270
Intersegment sales	273	218	1,193	645
Total Pekin Campus sales	205,365	104,175	688,923	461,347

Marketing and distribution:
Alcohol sales, gross	$123,720	$43,585	$379,422	$256,209
Alcohol sales, net	264	405	1,753	1,529
Intersegment sales	2,784	1,898	10,061	9,648
Total marketing and distribution sales	126,768	45,888	391,236	267,386

Other production, recorded as gross:
Alcohol sales	$44,622	$15,800	$107,931	$137,703
Essential ingredient sales	11,794	5,071	31,056	40,880
Intersegment sales	68	187	964	1,309
Total Other production sales	56,484	21,058	139,951	179,892

Intersegment eliminations	(3,125)	(2,303)	(12,218)	(11,602)
Net sales as reported	$385,492	$168,818	$1,207,892	$897,023

Cost of goods sold:
Pekin Campus production	$169,595	$89,316	$638,371	$389,125
Marketing and distribution	125,567	42,637	371,371	253,465
Other production	49,348	25,069	136,401	206,412
Intersegment eliminations	(1,131)	(1,841)	(6,035)	(4,838)
Cost of goods sold as reported	$343,379	$155,181	$1,140,108	$844,164

Gross profit (loss):
Pekin Campus production	$35,770	$14,859	$50,552	$72,222
Marketing and distribution	1,201	3,251	19,865	13,921
Other production	7,136	(4,011)	3,550	(26,520)
Intersegment eliminations	(1,994)	(462)	(6,183)	(6,764)
Gross profit as reported	$42,113	$13,637	$67,784	$52,859